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                                                                    Exhibit h(4)
                              Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004

                                 March 29, 2002

Travelers Bank & Trust, fsb
125 Broad Street
New York, New York, 10004

         Re:      Smith Barney Trust II - Transfer Agency and Services Agreement

Ladies and Gentlemen:

         This letter serves as notice that Smith Barney Capital Preservation Fund (the "Series"), a series of Smith Barney Trust II (the "Trust"), is added to the list of series of the Trust to which Travelers Bank & Trust, fsb ("Travelers") renders services as transfer agent pursuant to the terms of the Transfer Agency and Services Agreement dated as of October 1, 1999 (the "Agreement"), between the Trust and Travelers.

         Please sign below to acknowledge your receipt of this notice adding the Series as a beneficiary under the Agreement.

                                    SMITH BARNEY TRUST II

                                    By:      /s/ R. J. Gerken
                                         ---------------------------

                                    Title:   President
                                          --------------------------

Acknowledgement:
TRAVELERS BANK & TRUST, FSB

By:      /s/ George Betzios
     ------------------------------------------------

Title:     Director
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